                                                                      Exhibit 12

                                     KEYCORP
                COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                              (dollars in millions)
                                   (unaudited)

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,                 YEAR ENDED DECEMBER 31,
                                                        --------------------------------   ----------------------------
                                                            2000              1999             1999           1998
                                                        --------------   ---------------   -------------   ------------
COMPUTATION OF EARNINGS
Net income                                                      $ 367             $ 293          $1,107          $ 996
Add: Provision for income taxes                                   200               142             577            483
Less:  Extraordinary net gain                                      --                --              --             --
                                                        --------------   ---------------   -------------   ------------
          Income before income taxes and
            extraordinary net gain                                567               435           1,684          1,479
Fixed charges, excluding interest on deposits                     451               398           1,649          1,517
                                                        --------------   ---------------   -------------   ------------
          Total earnings for computation,
            excluding interest on deposits                      1,018               833           3,333          2,996
Interest on deposits                                              377               309           1,305          1,359
                                                        --------------   ---------------   -------------   ------------
          Total earnings for computation,
            including interest on deposits                     $1,395            $1,142          $4,638         $4,355
                                                        ==============   ===============   =============   ============

COMPUTATION OF FIXED CHARGES
Net rental expense                                                $38               $45            $173           $139
                                                        ==============   ===============   =============   ============
Portion of net rental expense deemed
    representative of interest                                    $10               $11           $  46          $  35
Interest on short-term borrowed funds                             174               173             646            801
Interest on long-term debt, including capital securities          267               214             957            681
                                                        --------------   ---------------   -------------   ------------
          Total fixed charges, excluding interest
            on deposits                                           451               398           1,649          1,517
Interest on deposits                                              377               309           1,305          1,359
                                                        --------------   ---------------   -------------   ------------
          Total fixed charges, including interest
            on deposits                                          $828              $707          $2,954         $2,876
                                                        ==============   ===============   =============   ============

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Preferred stock dividend requirement on
    a pre-tax basis                                                --                --              --             --
Total fixed charges, excluding interest on deposits              $451              $398          $1,649         $1,517
                                                        --------------   ---------------   -------------   ------------
       Combined fixed charges and preferred stock
           dividends, excluding interest on deposits              451               398           1,649          1,517
Interest on deposits                                              377               309           1,305          1,359
                                                        --------------   ---------------   -------------   ------------
       Combined fixed charges and preferred stock
           dividends, including interest on deposits             $828              $707          $2,954         $2,876
                                                        ==============   ===============   =============   ============

RATIO OF EARNINGS TO FIXED CHARGES
Excluding deposit interest                                       2.26 x            2.09 x          2.02 x         1.97 x
Including deposit interest                                       1.68 x            1.62 x          1.57 x         1.51 x

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS
Excluding deposit interest                                       2.26 x            2.09 x          2.02 x         1.97 x
Including deposit interest                                       1.68 x            1.62 x          1.57 x         1.51 x

                                                                  YEAR ENDED DECEMBER 31,
                                                        ----------------------------------------------
                                                            1997           1996            1995
                                                        -------------   ------------   -------------
COMPUTATION OF EARNINGS
Net income                                                     $ 919          $ 783           $ 825
Add: Provision for income taxes                                  426            360             368
Less:  Extraordinary net gain                                     --             --              36
                                                        -------------   ------------   -------------
          Income before income taxes and
            extraordinary net gain                             1,345          1,143           1,157
Fixed charges, excluding interest on deposits                  1,085            810             819
                                                        -------------   ------------   -------------
          Total earnings for computation,
            excluding interest on deposits                     2,430          1,953           1,976
Interest on deposits                                           1,462          1,469           1,705
                                                        -------------   ------------   -------------
          Total earnings for computation,
            including interest on deposits                    $3,892         $3,422          $3,681
                                                        =============   ============   =============

COMPUTATION OF FIXED CHARGES
Net rental expense                                              $123           $126            $117
                                                        =============   ============   =============
Portion of net rental expense deemed
    representative of interest                                 $  30          $  42           $  39
Interest on short-term borrowed funds                            642            492             519
Interest on long-term debt, including capital securities         413            276             261
                                                        -------------   ------------   -------------
          Total fixed charges, excluding interest
            on deposits                                        1,085            810             819
Interest on deposits                                           1,462          1,469           1,705
                                                        -------------   ------------   -------------
          Total fixed charges, including interest
            on deposits                                       $2,547         $2,279          $2,524
                                                        =============   ============   =============

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Preferred stock dividend requirement on
    a pre-tax basis                                               --          $  12           $  23
Total fixed charges, excluding interest on deposits           $1,085            810             819
                                                        -------------   ------------   -------------
       Combined fixed charges and preferred stock
           dividends, excluding interest on deposits           1,085            822             842
Interest on deposits                                           1,462          1,469           1,705
                                                        -------------   ------------   -------------
       Combined fixed charges and preferred stock
           dividends, including interest on deposits          $2,547         $2,291          $2,547
                                                        =============   ============   =============

RATIO OF EARNINGS TO FIXED CHARGES
Excluding deposit interest                                      2.24 x         2.41 x          2.42 x
Including deposit interest                                      1.53 x         1.50 x          1.46 x

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS
Excluding deposit interest                                      2.24 x         2.38 x          2.35 x
Including deposit interest                                      1.53 x         1.49 x          1.45 x
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